UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 2, 2015 (November 30, 2015)

State Bank Financial Corporation
(Exact name of registrant as specified in its charter)

Georgia
(State or other jurisdiction of incorporation)

001-35139	27-1744232
(Commission File Number)	(IRS Employer Identification No.)

3399 Peachtree Road, NE, Suite 1900
Atlanta, Georgia	30326
(Address of principal executive offices)	(Zip Code)

(404) 475-6599
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 3.02.  Unregistered Sales of Equity Securities

State Bank Financial Corporation is filing this Current Report on Form 8-K to report the issuance of unregistered equity securities since the filing of our Quarterly Report on Form 10-Q filed on November 6, 2015, that, in the aggregate, exceed 1% of the number of shares of our outstanding common stock, which threshold was crossed on November 30, 2015.

From November 10, 2015 through December 1, 2015, as detailed in the table below, we issued an additional 1,276,028 shares of our common stock in cashless exchanges for warrants to purchase 2,246,523 shares of our common stock. Pursuant to the terms of the warrants, the holders of the warrants used the amounts by which 970,495 shares were deemed to be “in the money” as consideration for the $10.00 or $11.21 exercise price, as applicable, for the 1,276,028 shares we issued, and all of the warrants were canceled in the exchanges. The warrants were exercised by certain of our employees, executive officers and directors and were exempt from registration under Section 3(a)(9) of the Securities Act of 1933, as amended, because we exchanged the shares with our existing security holders exclusively, and no commission or other remuneration was paid or given directly or indirectly for soliciting the exchanges.

The following table provides the transaction date and details for the warrant exercises:

Transaction Date	Number of Warrants Exercised	Exercise Price	Shares Withheld to Pay Exercise Price	Shares Issued in Cashless Exchange
November 10, 2015	10,000	$11.21	5,071	4,929
November 17, 2015	2,918	11.21	1,481	1,437
November 23, 2015	23,000	10.00	10,233	12,767
November 27, 2015	100,000	10.00	43,347	56,653
November 30, 2015	1,273,563	10.00	549,189	724,374
November 30, 2015	11,000	11.21	5,319	5,681
December 1, 2015	821,042	10.00	353,442	467,600
December 1, 2015	5,000	11.21	2,413	2,587
	2,246,523		970,495	1,276,028

The following table provides summary information of our common shares outstanding and issued for the dates presented:

Common Shares
Outstanding at November 5, 2015	35,812,462
Issued from November 10, 2015 through December 1, 2015	1,276,028
Outstanding at December 1, 2015	37,088,490

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE BANK FINANCIAL CORPORATION

Dated: December 2, 2015	By:	/s/ Sheila E. Ray
Sheila E. Ray
Chief Financial Officer